Exhibit 23.3

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 1900
AUSTIN, TEXAS 78729-1707	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817- 336-2461	713-651-9944
www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

Cawley, Gillespie & Associates, Inc. hereby consents to the incorporation by reference in the registration statement on Form S-1 (the “Registration Statement”) of Titan Energy, LLC of information relating to our report of Titan Energy, LLC’s proved oil and natural gas reserves estimates and associated cash flow and economics as of December 31, 2016, and our corresponding report letter, dated March 6, 2017, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption “Experts.”

CAWLEY, GILLESPIE & ASSOCIATES, INC.

/s/ W. Todd Brooker, P.E.
W. Todd Brooker, P.E.
President

May 1, 2017

Fort Worth, Texas